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MORTGAGE, SECURITY AGREEMENT
AND FINANCING STATEMENT

This Mortgage, Security Agreement and Financing Statement (this “Mortgage”) dated November 8, 2011, between NATIVE AMERICAN ENERGY GROUP, INC., a Delaware corporation, 108-18 Queens Blvd., Suite 901, Forest Hills, New York 11375 (“Mortgagor”) and HIGH CAPITAL FUNDING, LLC, a Delaware limited liability company, 333 Sandy Springs Circle, Suite 230, Atlanta, Georgia 30328 (“Mortgagee”).

Recitals

Mortgagor and Mortgagee are parties to that certain “LOAN TERMS AGREEMENT” dated  November 8, 2011 (the “Loan Agreement”), the terms of which are incorporated herein by reference, and pursuant to which Investors, including Mortgagee, have agreed to provide Secured Loans to Mortgagor subject to the various terms and conditions in the Loan Agreement, this Mortgage and all other documents executed in connection with the Loan Agreement or the transactions contemplated thereby, as the same may be amended, modified, supplemented or extended from time to time, are sometimes referred to herein collectively as the “Loan Documents”;

Mortgagor owns real and personal property interests in the State of Montana as more specifically set forth and described on Schedule “A” attached hereto and by this reference incorporated herein;

Mortgagors will receive substantial direct and indirect benefit from the extension of credit from Mortgagee to Mortgagor pursuant to the Loan Agreement; and

In order to secure and enforce payment and performance of Mortgagor’s obligations under the Loan Documents, including any and all renewals and extensions, in whole or in part, amendments, modifications and rearrangements thereof (herein the “Indebtedness”), Mortgagor has agreed to execute and deliver this Mortgage.

NOW, THEREFORE, in consideration of the foregoing, as well as other good and valuable consideration, receipt acknowledged, Mortgagee and Mortgagor hereby agree as follows:

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ARTICLE I
GRANT

1.1           Grant.  Mortgagor, for good and valuable consideration, receipt acknowledged, does hereby mortgage, grant, bargain, sell, assign, transfer, convey and warrant, together with power of sale, to Mortgagee, the rights, titles and interests in and to the real and personal property interests (herein sometimes called the “Leases”) and the oil, gas and/or mineral rights and interests therein, of any nature or kind including mineral interests and royalty interests (herein sometimes called the “Mineral Interests”) as more specifically described on Schedule A attached hereto (Collectively the “Mortgaged Properties”) and by this reference incorporated herein, subject, however, to the provisions of Section 1.4.

TO HAVE AND TO HOLD the Mortgaged Properties unto Mortgagee, and Mortgagee’s successors and assigns, forever, in accordance with the terms and provisions hereof, subject, however, to the provisions of Section 1.4.

1.2     Disclaimer of Warranties.  This Mortgage is made without warranty of title, expressed, implied or statutory.  WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, MORTGAGOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESSED, IMPLIED, AT COMMON LAW, BY CODE, BY STATUTE, OR OTHERWISE RELATING TO THE CONDITION OF THE MORTGAGED PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE), IT BEING THE INTENTION OF MORTGAGOR AND MORTGAGEE THAT THE MORTGAGED ASSETS ARE TO BE MORTGAGED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

1.3           Avoidance Laws.  Notwithstanding any provision of this Mortgage to the contrary, Mortgagor’s liability for the Indebtedness shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by Mortgagee from Mortgagor under this Mortgage without rendering such claim voidable or avoidable under Section 548 of Title 11 of the United States Code or under the Montana Uniform Fraudulent Transfer Act or similar statute or at common law (the “Avoidance Laws”) after taking into account, inter alia, Mortgagor’s right of contribution from any other person. To the end set forth above, but only to the extent that the Indebtedness would otherwise be subject to avoidance under the Avoidance Laws, if Mortgagor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for the Indebtedness, or if the Indebtedness would render Mortgagor insolvent, or leave Mortgagor with unreasonably small capital to conduct its business, or cause Mortgagor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Indebtedness is deemed to have been incurred for the purposes of the Avoidance Laws, the maximum Indebtedness for which Mortgagor shall be liable under this Mortgage shall be reduced to that amount which, after giving effect thereto, would not cause the Indebtedness as so reduced, to be subject to avoidance under the Avoidance Laws; provided, however, that the limitations contained in this Section 1.3 shall apply only in the event a valid claim is made by a third party creditor that this Mortgage constitutes a fraudulent transfer or a fraudulent obligation and then only to the extent necessary to avoid such claim.

1.4           Defeasance.  If all Indebtedness be irrevocably paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this instrument are kept and performed, then and in that case only, this Mortgage shall have no force and effect, this conveyance shall become null and void, the Mortgaged Properties hereby conveyed shall become wholly clear of the liens, conveyances, assignments and security interests evidenced hereby, and all such liens, conveyances, assignments and security interests shall be released in due form at Mortgagor’s cost. Mortgagee shall, within 30 calendar days after receiving, by certified or registered mail, a request in writing for the discharge or release of this Mortgage, execute, acknowledge and deliver a certificate of discharge and/or release if there has been full and irrevocable performance of this Mortgage.

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1.5           Warranty of Title to Leases.  With the exception of that well or pipeline lien filed in the records of McCone County, Montana as document #85262 by Wellpro, Inc., as claimant, against Mortgagor, in the amount of $1,170.33, Mortgagor has not alienated or encumbered the Mortgaged Properties and the Mortgaged Properties are now free and clear of all liens, encumbrances, and other claims of third parties, created by, through or under Mortgagor but not otherwise.

1.6           Subordination.  The Secured Loans made by Mortgagee to Mortgagor pursuant to the Loan Agreement and secured by this Mortgage, Security Agreement and Financing Statement shall be subordinate in payment to the Bridge Notes in an aggregate principal amount not to exceed $750,000 made pursuant to that certain Financing Agreement referenced in the Mortgage, Security Agreement and Financing Statement between the Mortgagee and the Mortgagor dated July 25, 2011.

ARTICLE II
COVENANTS

2.1           Covenants.  In consideration of the Indebtedness, Mortgagor covenants and agrees with Mortgagee, so long as the Indebtedness or any part thereof remains unpaid, as follows:

a.
At any time and from time to time, upon Mortgagee’s reasonable request, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee any and all such further mortgages, instruments of further assurance, certificates and other documents as Mortgagee reasonably may consider necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve the obligations of Mortgagor under the Loan Commitment and the lien of this Mortgage.

b.
Mortgagor shall promptly notify the Mortgagee in the event of institution of any suit for the cancellation of or in any manner materially and adversely affecting any of the Leases or any land covered or purported to be covered thereby or the title of Mortgagor thereto.

c.
Mortgagor shall not place nor suffer to be placed any lien against, or any security interest in, any of the Mortgaged Properties or encumber or allow to be encumbered any of the Mortgaged Properties, whether for indebtedness owed or asserted to be owed by Mortgagor or by any other party, except for any encumbrances permitted by the Loan Commitment.

d.
Mortgagor shall pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon any of the Mortgaged Properties as well as all claims of any kind (including without limitation claims for labor, materials, supplies and rent) which, if unpaid, would become a lien upon any or all of the Mortgaged Properties or Mineral Interests; provided, however, that Mortgagor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Mortgagor shall have set up reserves therefore adequate under generally accepted accounting principles, and provided such contest does not jeopardize or adversely affect Mortgagee’s rights or interests in the Mortgaged Properties or any portion thereof.

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e.
Mortgagor shall operate or cause to be operated the Mortgaged Properties in a good and workmanlike manner in accordance with industry practices and in compliance with all applicable laws, rules and regulations, and, in the case of the Leases and Mineral Interests, in compliance with all applicable proration and conservation laws of the State of Montana and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Leases and Mineral Interests and the production and sale of oil, gas, casinghead gas, coalbed methane, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (herein collectively called the “Hydrocarbons”) therefrom; provided, however, Mortgagor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and, pending such contest, may defer compliance therewith, so long as such deferment shall not subject the Mortgaged Properties or any part thereof to foreclosure or loss.

f.
Mortgagor shall keep and maintain or cause to be kept and maintained all buildings, improvements, equipment and personal property constituting part of the Mortgaged Properties in good and workable condition at all times, ordinary wear and tear excepted, and Mortgagor shall make all repairs, replacements, additions, betterments and improvements to the Mortgaged Properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

g.
Mortgagor shall obtain and maintain continuously in effect with respect to the Mortgaged Properties policies of insurance against such risks, in such amounts and with such companies as is prudent in the oil and gas industry.

h.	Mortgagor shall permit any officer, employee, agent or contractor of Mortgagee to visit and inspect any of the Mortgaged Properties at such reasonable times and upon reasonable notice.

i.
Mortgagor shall cure promptly any defects in the execution and delivery of this Mortgage. Mortgagor, at Mortgagee’s expense, will promptly execute and deliver to Mortgagee upon reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Mortgagor herein or to further evidence and more fully describe the Mortgaged Properties, or to correct any omissions in this instrument, or more fully to state the secured obligations set out herein, or to perfect, protect and/or preserve any lien or security interest created hereby, or to make any recordings, or to file any notices, or obtain any consents, all as may be necessary or appropriate in connection with any thereof.

j.
Mortgagor will advise Mortgagee promptly of any event which would have a material adverse effect on the aggregate value of the Mortgaged Properties or on the lien and security interest created hereunder, and the amount of the effect on the Mortgaged Properties.

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k.	Mortgagor will promptly notify Mortgagee of any event causing material loss or depreciation in value of the Mortgaged Properties and Mortgagor’s estimate of the amount of such loss or depreciation.

l.
Mortgagor may not sell, transfer, assign or otherwise convey all or any part of the Mortgaged Properties or create any lien or encumbrance subordinate to this Mortgage or grant any easement, right-of-way or any other right whatsoever materially affecting the value of the collateral with respect to the Mortgaged Properties without the prior written consent of Mortgagee, which consent may not be unreasonably withheld..

m.
If Mortgagor fails to perform any act which it is required to perform hereunder or to pay any money which it is required to pay hereunder, Mortgagee, following an occurrence of an Event of Default (as defined hereafter), may perform or cause to be performed such act or pay such money. Mortgagor shall, upon request, promptly reimburse Mortgagee for all amounts expended, advanced or incurred by Mortgagee to satisfy any obligation of Mortgagor under this instrument or to protect the Mortgaged Properties or to enforce the rights of Mortgagee under this instrument, which amounts will include all court costs, attorneys’ fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Mortgagee in connection with any such matters, together with interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of written demand or request by Mortgagee for the reimbursement of same, at a rate of interest equal to the maximum lawful rate of interest permitted by Montana law.

ARTICLE III
DEFAULT

3.1           Remedies in the Event of Default.

a.	The terms “Default” and “Event of Default” as used in this instrument shall each mean the Mortgagee’s declaration of a default upon the occurrence of any of the following:

(i)           default in the punctual payment of the Indebtedness as and when due and payable, and Mortgagor shall fail to cure such default in accordance with the terms of the Loan Documents:  or

(ii)           Mortgagor or any obligor, guarantor or surety of any Indebtedness secured hereby, shall file a voluntary petition in bankruptcy proceeding, shall consent to voluntary or involuntary adjudication to bankruptcy or to reorganization (and 90 calendar days expire without dismissal thereof), or shall be adjudged bankrupt or insolvent under any applicable law or laws, or admits, in writing to having become insolvent, or becomes unable to pay debts as they mature, or suspends doing business, or makes an assignment for the benefit of creditors, or shall apply for, or consents to, the appointment of a trustee or receiver for a substantial portion of its assets (and 90 calendar days expire without dismissal of such appointment).

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b.
Upon the occurrence and during the continuance of any Event of Default, Mortgagee may at its option declare the Indebtedness to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are all hereby waived.  Mortgagee shall notify Mortgagor of its exercise of such option within five business days thereof.

c.	Upon the occurrence of any Event of Default, and in every such case, Mortgagee may, subject to the rights of any superior lien holder:

(i)           Proceed to protect and enforce its rights by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of this Mortgage or for the enforcement of any other appropriate legal or equitable remedies.

(ii)           Pursuant to the power of sale hereby granted, cause the Mortgaged Properties to be sold by power of sale to satisfy the Indebtedness. Mortgagee shall give such notice as the law then requires as a condition precedent to foreclosure by power of sale. When the minimum period of time required by law after such notice has elapsed, Mortgagee or at Mortgagee’s discretion, any other person qualified by law, without notice to or demand upon Mortgagor except as required by law, shall sell the Mortgaged Properties at the time and place of sale affixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Mortgagee in its sole discretion may determine, at public auction to the highest bidder for cash, and lawful money of the United States, payable at time of sale. Neither Mortgagor nor any other person or entity other than Mortgagee shall have the right to direct the order in which the Mortgaged Properties are sold, except as required by law. Subject to requirements and limits imposed by law, Mortgagee may, from time to time, postpone the sale of all or any portion of the Mortgaged Properties by inserting a notice of such postponement in the newspaper in which the original advertisement was published and continuing such publication until the time to which the sale shall be postponed. A sale of less than the whole of the Mortgaged Properties or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Proceeds from the sale of the Mortgaged Properties shall be applied according to applicable law.

(iii)           To the extent permitted by law, resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Indebtedness all in such order and manner as Mortgagee determines in its sole discretion and to the extent provided by law.

(iv)           In any action to foreclose, appoint a receiver of the rents, issues and profits of the Mortgaged Properties as a matter of right and without notice, with power to collect the rents, issues, proceeds, income and profits, without regard to the value of the Mortgaged Properties or the solvency of any person or persons liable for the payment of the Indebtedness involved in the action. Mortgagor, for itself and any subsequent owner or owners, hereby waives any and all defenses to the application for a receiver as provided above and hereby specifically consents to such appointment without notice; but nothing contained herein is to be construed to deprive Mortgagee of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provisions for the appointment of a receiver are made an express condition upon which the loans contemplated by the Agreement are made.

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d.
Mortgagor shall surrender possession of the Mortgaged Properties to the purchaser at foreclosure sale immediately following the sale in the event such possession has not previously been delivered by Mortgagor.

e.
In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Mortgaged Properties which consists of a right in action or which is property that can be severed from the Mortgaged Properties (including, without limitation, any improvements forming a part thereof) without causing damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Mortgaged Properties. Any sale of Collateral (as hereinafter defined) hereunder shall be conducted in any manner permitted by the Uniform Commercial Code.

f.
The recitals in any deed, assignment or other conveyance given by Mortgagee or public officer of a default, publication of notice of sale, demand that a sale should be made, postponement of sale, terms of sale, sale, name of purchaser, payment of purchase money and any other facts affecting the regularity or validity of the sale shall be prima facie evidence of the truthfulness thereof, and such deed, assignment or other conveyance shall be conclusive against all persons as to all matters or facts therein recited.

g.
In addition to all other remedies granted Mortgagee herein, after the occurrence and during the continuance of an Event of Default, Mortgagor, upon demand by Mortgagee, shall permit such third parties as Mortgagee may designate to inspect the Mortgaged Properties and Mortgagor’s operations thereon.

h.
All remedies herein expressly provided for are cumulative of any and all other remedies now existing at law or in equity, and Mortgagee shall, in addition to the remedies provided for above, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and foreclosure of the liens evidenced hereby. The resort to any remedy provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy.

i.
To the extent permitted by law, Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or any public officer. If Mortgagee becomes the purchaser at any such sale, Mortgagee shall have the right to credit the Indebtedness, or a portion thereof, upon the amount of the bid made therefor.

j.
Mortgagee may resort to any security given by this instrument or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole and uncontrolled discretion. Any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this instrument.

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k.
In the Event of Default but subject to the rights of any superior lien holder, if any, Mortgagor hereby absolutely and unconditionally bargains, sells, transfers, assigns, sets over and conveys to Mortgagee, Mortgagor’s interest in the Hydrocarbons, together with its share of the proceeds derived from the sale thereof (such proceeds being hereinafter called “proceeds of production”). In the Event of Default but subject to the rights of any superior lien holder, Mortgagor directs and instructs each purchaser of the Hydrocarbons to pay to Mortgagee all of the proceeds of production until such time as such purchaser has been furnished evidence that all Indebtedness has been paid and that the lien evidenced hereby has been released. Mortgagor authorizes Mortgagee to receive and collect all sums of money derived from the proceeds of production, and no purchaser of the Hydrocarbons shall have the responsibility for the application of any funds paid to Mortgagee. Mortgagor shall execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Mortgagee or that may be required by the purchaser of the Hydrocarbons for the purpose of effectuating payment of proceeds of production to Mortgagee. Mortgagor hereby appoints Mortgagee as its attorney-in-fact to pursue any and all rights to collect proceeds of production and to execute and deliver any and all transfer orders, division orders and other instruments that may be required by the purchaser of Hydrocarbons. This power of attorney is coupled with an interest and therefore irrevocable in the Event of Default.

ARTICLE IV
SECURITY AGREEMENT

4.1           Security Agreement.  To further secure the Indebtedness, Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor’s rights, titles and interests in and to the Mortgaged Properties insofar as such Mortgaged Properties consist of goods, equipment, accounts, contract rights, general intangibles, inventory, Hydrocarbons, goods that are or are to become fixtures, as-extracted collateral and any and all other personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code, including the proceeds and products from any and all of such personal property, including without limitation the personal property listed on Schedule A attached hereto (all of the foregoing being collectively called the “Collateral”), BUT EXPRESSLY EXCEPTING that certain 1979 Wilson Cardwell Double-Triple Workover Rig, Model #38, VIN#042388 owned by Mortgagor. Upon the occurrence of any Event of Default, Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Uniform Commercial Code with reference to the personal property and fixtures in which Mortgagee has been granted a security interest herein, or the Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument with respect to the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted Mortgagee under any other provision of this instrument or under any other instrument executed in connection with or as security for the Indebtedness. Mortgagor, as debtor (sometimes herein called “Debtor”) covenants and agrees with Mortgagee, as secured party (sometimes herein called “Secured Party”) that:

a.
To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at Debtor’s addresses set out herein at least ten calendar days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of the notice.

Mortgage, Security Agreement and Financing Statement	Page 8 of 14

b.
Following an Event of Default, Secured Party is expressly granted the right at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral are waived.

c.
All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall, in the absence of manifest error, be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

d.
All expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all reasonable attorneys’ fees, legal expenses and costs, shall be added to the Indebtedness and the Debtor shall be liable therefore.

e.
Should Secured Party elect to exercise its rights under the Uniform Commercial Code as to part of the Collateral, this election shall not preclude Secured Party from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

f.
Any copy of this instrument may also serve as a financing statement under the Uniform Commercial Code between the Debtor, whose present mailing addresses is Mortgagor’s addresses listed on the first page of this Mortgage, and Secured Party, whose present mailing address is the Mortgagee’s address listed on the first page of this Mortgage.

g.
Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements covering the Collateral, and at the reasonable request of Secured Party, Debtor shall join Secured Party in executing one or more such financing statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording a financing statement or statements or this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is reasonably deemed by Secured Party to be necessary or desirable.

h.
The office where Debtor keeps Debtor’s accounting records concerning the Collateral covered by this Security Agreement is at Mortgagor’s office at 108-18 Queens Blvd., Suite 901, Forest Hills, New York11375.

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i.
Portions of the Collateral consist of (i) oil, gas and other minerals (as-extracted collateral) produced or to be produced from the lands described in the Leases or covered by the Mineral Interests and to the accounts resulting from the sale thereof at the wellhead, or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Properties, and Debtor hereby agrees that this instrument shall be filed for record in the real property records and the Uniform Commercial Code records of the county in which the Mortgaged Properties are located as a financing statement to perfect the security interest of Secured Party in the portions of the Collateral. The oil, gas and other minerals and accounts will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases or covered by the Mineral Interests. The name of the record owner of the Mortgaged Properties is the party named herein as Mortgagor and Debtor. If allowed by applicable law, this Mortgage when filed for record shall constitute a financing statement for fixtures and as-extracted collateral, as those terms are defined in the Uniform Commercial Code. Nothing contained herein shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

j.
Upon default hereunder, Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Secured Party may, without the obligation to do so, in Debtor’s name or in the name of Secured Party, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Secured Party’s security interests and rights in or to any of the Mortgaged Properties, and upon a default hereunder, take any other action required of Debtor.

ARTICLE V
MISCELLANEOUS

5.1           Miscellaneous Provisions

a.
All options and rights of election herein provided for the benefit of Mortgagee are continuing and the failure to exercise any such option or right of election upon a particular Default or breach or upon any subsequent Default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any sum secured hereby after its due date, Mortgagee shall not be deemed to have waived the right either to require prompt payment when due of all other sums so secured or to regard as an Event of Default the failure to pay any other sums due which are secured hereby. No exercise of the rights and powers granted herein and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof and every such right and power may be exercised at any time and from time to time.

b.	The terms and provisions of this Mortgage are subject to the terms and provisions of the Loan Agreement.

c.	All Indebtedness shall be payable at the office of Mortgagee listed on page one of this Mortgage or at such place as Mortgagee may from time to time designate in writing.

d.
The terms, provisions, covenants and conditions contained herein shall be binding upon Mortgagor and its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns, subject to the restrictions on Transfers set forth herein.

Mortgage, Security Agreement and Financing Statement	Page 10 of 14

e.
If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof and the invalidity or unenforceability of any provision hereof any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

f.
It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in the Note or this Mortgage, in no event shall the Note or this Mortgage require or allow the payment, taking, receiving or charging or permit the collection of interest in excess of the maximum amount permitted by applicable usury law, and all such documents shall be subject to interest reduction to the amount allowed under such applicable laws. If any such excess of interest is contracted for, taken, charged, reserved or received, under the Loan Documents , or in the event the maturity of any of the Indebtedness is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Indebtedness shall be prepaid, so that under any of such circumstances, the amount of interest contracted for, taken, charged or received, under the Loan Documents and the amount of principal actually outstanding from time to time under the instruments evidencing the Indebtedness, shall exceed the maximum amount of interest permitted by the applicable usury laws, now or hereafter enacted, then in any such event (a) the provisions of this section shall govern and control, (b) neither Mortgagor nor any other person or entity now or hereafter liable for the payment of the Indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, now or hereafter enacted, (c) any such excess shall be cancelled automatically, (d) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount or refunded to Mortgagor, at Mortgagee’s option, and (e) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws, now or hereafter enacted. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, taken, charged or received under the Note or this Mortgage that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by the applicable usury laws, now or hereafter enacted, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the instruments evidencing the Indebtedness, all interest at any time contracted for, taken, charged or received from Mortgagor or otherwise by Mortgagee in connection with such loans.

g.
This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation or filing in any particular county, counterpart portions of Schedule “A” attached hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded may have been omitted.

h.
Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.  If applicable, the debts, liabilities and obligations on the part of the Mortgagor hereunder shall be joint and several debts, liabilities and obligations of each of the parties comprising the Mortgagor.

Mortgage, Security Agreement and Financing Statement	Page 11 of 14

i.
If any legal action, suit or proceeding is commenced between Mortgagee and Mortgagor regarding their respective rights and obligations under this Mortgage, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorney fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement, judgment, or foreclosure. If the party which commenced or instituted the action, suit, proceeding or counterclaim shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

j.
THIS MORTGAGE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY MONTANA LAW AND THE LAWS OF THE UNITED STATES. MORTGAGOR AND MORTGAGEE HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF MONTANA GOVERNS THIS MORTGAGE AND THE INDEBTEDNESS.

k.
This Mortgage and the other Loan Documents together constitute a written mortgage which represents the complete and final agreement between the parties, supersedes all prior negotiations, understandings and agreements and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties relating to this transaction. This Mortgage may be amended, modified, or supplemented only by an instrument in writing duly executed by the parties hereto.

(Signature Pages to Follow)

Mortgage, Security Agreement and Financing Statement	Page 12 of 14

NATIVE AMERICAN ENERGY GROUP, INC.

By:	/s/ Joseph G. D’Arrigo
Joseph G. D’Arrigo, Chairman and CEO

STATE OF NEW YORK	)
.ss.
County of __________________	)

This instrument was acknowledged before me on November 8, 2011, by Joseph G. D’Arrigo, Chairman and CEO of Native American Energy Group, Inc.

(Signature of Notary)
Notary Public for the State of New York

(Signature Page of Mortgagee to Follow)

Mortgage, Security Agreement and Financing Statement	Page 13 of 14

HIGH CAPITAL FUNDING, LLC

By:	/s/ David A. Rapaport
David A. Rapaport, Executive Vice-President and General Counsel

STATE OF GEORGIA	)
.ss.
County of FULTON	)

This instrument was acknowledged before me on November 8, 2011, by David A. Rappaport, Executive Vice-President and General Counsel of High Capital Funding, LLC.

(Signature of Notary)
Notary Public for the State of Georgia

Mortgage, Security Agreement and Financing Statement	Page 14 of 14